                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

---------------------------------------------------------------------------------------------------------------------------------
                                                   DISTRIBUTIONS IN DOLLARS
                                     PRIOR                                                                               CURRENT
                  ORIGINAL       PRINCIPAL                                                 REALIZED      DEFERRED      PRINCIPAL
    CLASS       FACE VALUE         BALANCE      INTEREST       PRINCIPAL           TOTAL     LOSSES      INTEREST        BALANCE
---------------------------------------------------------------------------------------------------------------------------------
    SA                0.00            0.00     72,432.14            0.00       72,432.14       0.00          0.00           0.00
    A-1      34,557,488.00   28,049,401.35    148,475.16    1,010,191.97    1,158,667.13       0.00          0.00  27,039,209.38
    A-2       4,607,666.00    3,739,920.96     19,796.69      134,692.29      154,488.98       0.00          0.00   3,605,228.67
    B-1       1,256,636.00    1,241,765.52      6,573.09        2,045.58        8,618.67       0.00          0.00   1,239,719.94
    B-2       1,466,076.36    1,448,727.44      7,668.61        2,386.51       10,055.12       0.00          0.00   1,446,340.93
    SB                0.00            0.00          0.00            0.00            0.00       0.00          0.00           0.00
    R                 0.00      530,890.92          0.00            0.00            0.00       0.00     40,738.46     571,629.38

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TOTALS       41,887,866.36   35,010,706.19    254,945.69    1,149,316.35    1,404,262.04       0.00     40,738.46  33,902,128.30
---------------------------------------------------------------------------------------------------------------------------------

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                                  FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                              PASS-THROUGH
                                   PRIOR                                                  CURRENT                RATES
                               PRINCIPAL                                                PRINCIPAL
    CLASS          CUSIP         BALANCE      INTEREST     PRINCIPAL         TOTAL        BALANCE       CURRENT           NEXT
-------------------------------------------------------------------------------------------------------------------------------
    SA         23321PWW4        0.000000      1.729191      0.000000      1.729191       0.000000      2.482628%      2.477364%
    A-1        23321PWX2      811.673619      4.296469     29.232216     33.528685     782.441403      6.352014%      6.352079%
    A-2        23321PWY0      811.673624      4.296468     29.232216     33.528685     782.441407      6.352014%      6.352079%
    B-1        23321PWZ7      988.166438      5.230703      1.627822      6.858525     986.538616      6.352014%      6.352079%
    B-2        23321PXA1      988.166428      5.230703      1.627821      6.858524     986.538607      6.352014%      6.352079%
    SB         23321PXB9        0.000000      0.000000      0.000000      0.000000       0.000000      1.300000%      1.300000%
    R                           0.000000      0.000000      0.000000      0.000000       0.000000      6.352014%      6.352079%

-------------------------------------------------------------------------------------------------------------------------------
SELLER:                     Quality Mortgage USA, Inc.       ADMINISTRATOR:                           David C. West
SERVICER:                  Temple-Inland Mortgage Corp.                                           Bankers Trust Company
LEAD UNDERWRITER:         DLJ Mortgage Securities Corp.                                                3 Park Plaza
RECORD DATE:                    February 28, 1997                                                    Irvine, CA 92714
DISTRIBUTION DATE:                March 25, 1997                         FACTOR INFORMATION:          (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------

Distribution Date:               March 25, 1997
------------------------------------------------------------------------------------------------------
SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                              14,587.79
PLUS ADDITIONAL SERVICING FEES:
                                                                           ---------
                                                                           14,587.79

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                               (2,452.28)
                                                                           ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                   12,135.51

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                 9,874.07

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
DELINQUENT
LOAN                                  30-60            61-90          91 +
INFORMATION:                          DAYS             DAYS           DAYS                      TOTAL
------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                     947,872.87       569,608.40       450,615.78       1,968,097.05
NUMBER OF LOANS                               12                7                5                 24
------------------------------------------------------------------------------------------------------
FORECLOSURE LOAN INFORMATION:
------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                           0.00             0.00     1,391,880.26       1,392,505.32
NUMBER OF LOANS                                0                0               24                 24
------------------------------------------------------------------------------------------------------
BANKRUPTCY LOAN INFORMATION:
------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                      93,885.59        97,010.54       906,917.11       1,279,046.70
NUMBER OF LOANS                                1                1               12                 16
------------------------------------------------------------------------------------------------------
REO LOAN INFORMATION:
------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                           0.00             0.00       162,772.78         162,772.78
NUMBER OF LOANS                                0                0                4                  4
------------------------------------------------------------------------------------------------------

BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                       #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                    35,010,706.19
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                  33,902,128.30

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                              457
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                 445

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                10.634642%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                   10.629444%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                 100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                             0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                             0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                               1,090,950.81
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                           0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                               2.499838%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                           6.351977%

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                            Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------------------------

Distribution Date:               March 25, 1997
--------------------------------------------------------------------------------------------------
SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                       90.798861%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                    80.116640%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                    10.682221%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                     3.546817%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                     4.137955%


UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                                 0.00
                    CLASS A-1                                                                0.00
                    CLASS A-2                                                                0.00
                    CLASS B-1                                                                0.00
                    CLASS B-2                                                                0.00


CUMMULATIVE SB ACCRUAL AMOUNT :                                                        553,085.57






SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                                  1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                                      1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                                        100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                                                0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                                    0.00

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              Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

----------------------------------------------------------------------------------------------------------------------------------
                                                 ^Mortgage Loan Liquidation Detail
Distribution Date:                March 25, 1997
----------------------------------------------------------------------------------------------------------------------------------
                                    Original           Cut-Off             Current       Realized   Net Liquidation   Liquidation
  Loan Number     Loan Group   Principal Balance  Principal Balance   Principal Balance    Loss        Proceeds           Date
----------------------------------------------------------------------------------------------------------------------------------


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                            Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company